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                                                                   EXHIBIT 99.1

PROXY

                         WATSON PHARMACEUTICALS, INC.
                              311 Bonnie Circle
                           Corona, California 91720

            PROXY - SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE 1995 ANNUAL MEETING OF STOCKHOLDERS - JULY 17, 1995

The undersigned hereby appoints Allen Chao, Ph.D., Alec D. Keith, Ph.D. and Michel Feldman, or any of them, as proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares which the undersigned would be entitled to vote if personally present at the 1995 Annual Meeting of Stockholders of WATSON PHARMACEUTICALS, INC. to be held on July 17, 1995, and any adjournments or postponements thereof, with respect to the following.

A majority of the proxies or substitutes present at the meeting, or if only one person shall be present then that one, may exercise all powers granted hereby.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THE COMPANY'S DIRECTORS RECOMMEND A VOTE FOR ALL PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND WILL BE VOTED FOR APPROVAL OF ALL PROPOSALS. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED


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                                                               /X/ Please mark
                                                                   your votes
                                                                   as this

____________________
      COMMON

1. Proposal to approve and adopt
   the Agreement and Plan of
   Merger among the Company,
   Gum Acquisition Corp. and
   Circa Pharmaceuticals, Inc.
   ("Circa") dated as of March 29,            FOR     AGAINST     ABSTAIN
   1995 (the "Merger Agreement"):             / /       / /         / /

2. Proposal to amend the
   Articles of Incorporation of
   the Company to create a                    FOR     AGAINST     ABSTAIN
   staggered Board of Directors.              / /       / /         / /

3. Proposal to amend the
   Articles of Incorporation of
   the Company to increase the
   number of authorized shares                FOR     AGAINST     ABSTAIN
   of Common Stock.                           / /       / /         / /

4. Election of Directors: (Note that 11 nominees are presented to fill 8 of the 9 available seats. The Board has nominated five existing directors --
   Alec D. Keith, Ph.D., Allen Chao, Ph.D., Albert F. Hummel, Ronald R. Taylor and Michel J. Feldman -- for election as directors by Watson Stockholders at the Meeting. In addition, if the Merger contemplated by Proposal No. 1 is consummated, the Board has nominated three Circa directors -- Melvin
   Sharoky, M.D., Thomas P. Rice and Michael Fedida -- to serve in the remaining 3 director seats. If the Merger contemplated by Proposal No. 1 is NOT consummated, the Board has nominated 3 existing directors, Wan-Lin Kiang, Ph.D., Agnes Y. Kung, and Henry R. Besch, Ph.D. to continue to serve in the remaining 3 directors seats.) If the Merger is consummated, the vacancy remaining after election of these 8 directors will be filed by the Board of Directors upon the nomination of the Circa directors.

   If Proposal No. 1 is approved by
   Watson and Circa Stockholders
   -----------------------------
   Alec D. Keith, Ph.D.     Allen Chao, Ph.D.
   Albert F. Hummel         Ronald R. Taylor
   Michel J. Feldman       Melvin Sharoky, M.D.      VOTE FOR         VOTE
   Thomas P. Rice           Michael Fedida          all nominees     WITHHELD
                                                   listed (except      from
   If Proposal No. 1 is Not Approved                as indicated       all
   by either Watson or Circa Stockholders             to the         nominees
   --------------------------------------          contrary below)
   Alec D. Keith, Ph.D.     Allen Chao, Ph.D.           / /            / /
   Albert F. Hummel         Ronald R. Taylor
   Michel J. Feldman        Agnes Y. Kung
   Wan-Lin Kiang, Ph.D.     Henry R. Besch, Ph.D.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:

____________________________________________________________________________

If Proposal 2 is approved, the board of directors will be divided into three classes, with each class being comprised of as equal a number of directors as possible, and with such classes being elected to serve until the 1996, 1997 and 1998 Annual Meetings of Stockholders, respectively, as more fully described in the accompanying Proxy Statement/Prospectus.

5. Approval of the 1995 Nonemployee
   Directors' Stock Option Plan of the        FOR     AGAINST     ABSTAIN
   Company:                                   / /       / /         / /

6. Approval of an amendment to the
   1991 Stock Option Plan of the              FOR     AGAINST     ABSTAIN
   Company.                                   / /       / /         / /

7. Approval of the selection of Independent   FOR     AGAINST     ABSTAIN
   Accountants for the 1995 fiscal year:      / /       / /         / /

Dated:_______________________________________________________________, 1995

___________________________________________________________________________

___________________________________________________________________________
Signature or Signatures

Please date and sign above exactly as your name or names appear hereon. If more than one name appears, all should sign. Joint owners each sign personally. Corporate proxies should be signed in full corporate name by an authorized officer and attested. Persons signing in a fiduciary capacity should indicate their full title and authority.